UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 26, 2021
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, Walter Walker informed Atlas Financial Holdings, Inc. (the “Company”) that he is resigning from the Board of Directors of the Company effective on that date. Mr. Walker’s decision to retire was not the result of any disagreement with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
July 30, 2021